Exhibit 10.12
GLOBAL EMPLOYMENT HOLDINGS, INC.
JOINDER AGREEMENT
     This Joinder Agreement to the Common Stock Securities Purchase Agreement (“Joinder Agreement”), dated as of March 31, 2006 (the “Securities Purchase Agreement”), by and among Global Employment Solutions, Inc. (the “Company”) and the investors identified on the Schedule of Buyers attached thereto (the “Buyers”), is entered into as of March 31, 2006 by Global Employment Holdings, Inc. (“Holdings”), a Delaware corporation. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.
     Holdings hereby represents, warrants, and certifies to, and agrees with, the Buyers as follows:
1.	Each of the representations and warranties set forth in Section 3 of the Securities Purchase Agreement are as of the date hereof hereby true and correct as if each reference to the Company contained in such representations and warranties was a reference to Holdings.

2.	Holdings hereby assumes all covenants and obligations of the Company set forth in the Securities Purchase Agreement (including, without limitation, all indemnification obligations) as if each obligation of the Company and each reference thereto contained elsewhere in the Securities Purchase Agreement was an obligation of and a reference to Holdings.

3.	In addition, Holdings represents and warrants to each of the Buyers that:
     A. Authorization; Enforcement; Validity. Holdings has the requisite power and authority to enter into and perform its obligations under this Joinder Agreement and the Transaction Documents to which it is a party and to issue the Securities in accordance with the terms thereof. The execution and delivery of the Transaction Documents by Holdings and the consummation by Holdings of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares and the Warrants and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants and (other than the Current Report on Form 8-K required to be filed after Closing by Holdings pursuant to Section 4(h) of the Securities Purchase Agreement, the Form D filing required to be made following the Closing by Holdings with the SEC and the registration statement and related state filings required by the Registration Rights Agreement) no further filing, consent, or authorization is required by Holdings, its Board of Directors or its stockholders. This Joinder Agreement and the Transaction Documents to which Holdings is a party have been duly executed and delivered by Holdings, and constitute the legal, valid and binding obligations of Holdings, enforceable against Holdings in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
     B. Issuance of Securities. The issuance of the Shares and the Warrants are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 130% of the maximum number of shares Common Stock issuable upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by Holdings of the Securities is exempt from registration under the 1933 Act.
     C. No Conflicts. The execution, delivery and performance of this Joinder Agreement and the Transaction Documents to which it is a party by Holdings and the consummation by Holdings of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and the Warrants and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of Holdings or any of its Subsidiaries, any capital stock of Holdings or any of its Subsidiaries or bylaws of Holdings or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Holdings or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the market or automated quotation system upon which the common equity of Holdings is listed or quoted) that are applicable to Holdings or any of its Subsidiaries or by which any property or asset of Holdings or any of its Subsidiaries is bound or affected.
     D. Consents. Holdings is not required to obtain any consent, authorization or order of, or make any filing (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that Holdings is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and Holdings and its Subsidiaries are unaware of any facts or circumstances which might prevent Holdings from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.
     E. Dilutive Effect. Holdings understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. Holdings further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with the Securities Purchase Agreement and the Warrants is absolute and unconditional regardless of the dilutive effect, which may be substantial, that such issuance may have on the ownership interests of other stockholders of Holdings.
     F. Application of Takeover Protections; Rights Agreement. Holdings and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Holdings’s Certificate of Incorporation, as amended and restated and in effect on the date hereof (the “Certificate of Incorporation”) or the laws of the jurisdiction of its formation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by the Securities Purchase Agreement, including, without limitation, Holdings’s issuance of the Securities and any Buyer’s ownership of the Securities. Holdings has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of Holdings.
     G. SEC Documents; Financial Statements. Since January 19, 2006, Holdings has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). Holdings has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Holdings included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Holdings as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of Holdings to the Buyers that is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of the Securities Purchase Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.
     H. Conduct of Business; Regulatory Permits. Neither Holdings nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither Holdings nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to Holdings or its Subsidiaries, and neither Holdings nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Holdings and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither Holdings nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
     I. Sarbanes-Oxley Act. Holdings is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.
     J. Equity Capitalization. As of the date hereof and prior to issuance of the Securities and the closing of the transactions contemplated by the Other Financing: (i) the authorized capital stock of Holdings consists of (a) 75,000,000 shares of Common Stock, $.0001 par value per share, of which 180,927.835 are issued and outstanding, and (b) 10,000,000 shares of preferred stock, $.0001 par value per share, none of which is issued and outstanding or reserved for issuance; (ii) there are no shares reserved for issuance pursuant to any stock option and purchase plans and no shares are reserved for issuance pursuant to securities (other than the Notes, preferred shares and warrants issued as part of the Other Financing) exercisable or exchangeable for, or convertible into, shares of Common Stock; (iii) all of the outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable; (iv) none of Holdings’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Holdings; (v) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of Holdings or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which Holdings or any of its Subsidiaries is or may become bound to issue additional share capital of Holdings or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of Holdings or any of its Subsidiaries; (vi) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of Holdings or any of its Subsidiaries or by which Holdings or any of its Subsidiaries is or may become bound (other than the Senior Indebtedness and Permitted Indebtedness); (vii) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with Holdings other than in connection with the Senior Indebtedness; (viii) there are no agreements or arrangements under which Holdings or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (ix) there are no outstanding securities or instruments of Holdings or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Holdings or any of its Subsidiaries is or may become bound to redeem a security of Holdings or any of its Subsidiaries; (x) there are no securities or instruments containing anti-

dilution or similar provisions that will be triggered by the issuance of the Securities; (xi) Holdings does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (xii) Holdings and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of Holdings’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. Holdings has furnished to the Buyers true, correct and complete copies of Holdings’s Certificate of Incorporation, and Holdings’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”). Holdings has no securities convertible into, or exercisable or exchangeable for, shares of Common Stock.
     K. Post-Closing Capitalization. Assuming the payment of the Special Dividend, the Required Repayments and the Management Payments, Holdings’s capitalization and contingent liabilities shall be substantially identical to that set forth on Exhibit N to the Securities Purchase Agreement, after giving effect to the Share Purchase, the Required Repayments, the Merger, the Special Dividends, the Management Payments, the increase in Senior Indebtedness as contemplated in Exhibit J to the Securities Purchase Agreement and the Other Financing.
     L. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Holdings, threatened against or affecting Holdings, the Common Stock or any of Holdings’s Subsidiaries or any of Holdings’s or its Subsidiaries’ officers or directors, other than as disclosed in the Securities Purchase Agreement.
     M. Manipulation of Price. Holdings has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Holdings to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Holdings.
     N. Disclosure. Holdings confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. Holdings understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of Holdings. All disclosure provided to the Buyers regarding Holdings, its business and the transactions contemplated pursuant to the Securities Purchase Agreement, including this Joinder Agreement, and the Schedules to the Securities Purchase Agreement, furnished by or on behalf of Holdings, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by Holdings during the 12 months preceding the date of the Securities Purchase Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to Holdings or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by Holdings but which has not been so publicly announced or disclosed.
     4. In addition, Holdings covenants to each of the Buyers that:
          A. Form D and Blue Sky. Holdings shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. Holdings shall have taken such action, on or before the Closing Date (should the Company have not already taken such action), as Holdings shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Holdings shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.
          B. Use of Proceeds. Holdings will use the proceeds from the sale of the Securities solely as permitted by the Securities Purchase Agreement.
          C. Financial Information. (i) Holdings shall send the following to each Investor during the Reporting Period unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by Holdings, the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of Holdings or the Company generally, contemporaneously with the making available or giving thereof to the stockholders.
          D. Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York time, on the first Business Day following the Closing Date, Holdings shall file a press release (the “Press Release”) describing the material terms of the transactions contemplated by the Transaction Documents. On or before 8:30 a.m., New York time, the second Business Day following the Closing Date, Holdings shall file a Current Report on Form 8-K describing the terms of the terms of the transactions contemplated by the Transaction Documents, in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the Certificate of Designation, the form of Warrant, the Registration Rights Agreement and the Security Documents) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, no Buyer shall be in possession of any material, nonpublic information received from the Company, Holdings, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Press Release. Holdings and each of its Subsidiaries and their respective officers, directors, employees and agents, shall not provide any

Buyer with any material, nonpublic information regarding the Company, Holdings or any of their Subsidiaries from and after the issuance of the Press Release without the express written consent of such Buyer. In the event of a breach of the foregoing covenant by Holdings, any of its Subsidiaries, or any of their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by Holdings, its Subsidiaries, or any of their respective officers, directors, employees or agents. No Buyer shall have any liability to Holdings, its Subsidiaries, or any of their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, Holdings, nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that Holdings shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the holders of 66-2/3 of the outstanding Shares shall be consulted by Holdings in connection with and given an opportunity to review and comment on any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, Holdings shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of such Buyer, except (i) for disclosure thereof in the 8-K Filing or Registration Statement or (ii) as required by law, the regulations of the stock exchange or automatic quotation system upon which Holdings’s shares of Common Stock are then traded or any order of any court or other governmental agency, in which case Holdings shall provide such Buyer with prior notice of such disclosure and the opportunity to review and comment on such disclosure.
     E. Variable Securities; Dilutive Issuances. For long as any Shares or Warrants remain outstanding, Holdings shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. For so long as any Shares or Warrants remain outstanding, Holdings shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Warrants) if the effect of such Dilutive Issuance is to cause Holdings to be required to issue upon exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which Holdings may issue upon exercise of the Warrants without breaching Holdings’s obligations under the rules or regulations of the National Association of Securities Dealers, Inc.’s OTC Bulletin Board (the “Principal Market”) or the stock exchange or automated quotation system upon which Holdings’s shares of Common Stock are traded, including, without limitation, any and all discounted issuance rules, if applicable.
     F. Corporate Existence. So long as any Buyer beneficially owns any Securities, Holdings shall not be party to any Fundamental Transaction (as defined in the Warrants) unless Holdings is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

     G. Reservation of Shares. Holdings shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Closing Date, 130% of the number of shares of Common Stock issuable upon exercise of the Warrants.
     H. Conduct of Business. The business of Holdings, the Company and their Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.
     I. Holding Period. For the purposes of Rule 144, Holdings acknowledges, based on current securities laws, that the holding period of the Warrant Shares may be tacked onto the holding period of the Warrants (in the case of Cashless Exercise (as defined in the Warrants)) and Holdings agrees not to take a position contrary to this Section I.
     J. Additional Issuances of Securities.
(1)	For purposes of this section, the following definitions shall apply.
a.	“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

b.	“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

c.	“Common Stock Equivalents” means, collectively, Options and Convertible Securities.
(2)	From the date hereof until the date that is 180 Trading Days (as defined in the Certificate of Designation) following the Effective Date (as defined in the Registration Rights Agreement), as such date may be extended by one Trading Day for each Trading Day following the Effective Date on which the Equity Conditions (as defined in the Certificate of Designation) are not satisfied (the “Trigger Date”), Holdings will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) without the prior written approval of the holders of 66-2/3% of the Shares.

(3)	From the Trigger Date until the two year anniversary of the Closing Date, Holdings shall not, directly or indirectly, effect any Subsequent Placement unless Holdings shall have first complied with this Section 4(J)(2)(c).

a.	Holdings shall deliver to each Buyer a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers a pro rata portion of 50% of the Offered Securities (a) based on such Buyer’s pro rata portion of the outstanding Shares purchased pursuant to the Securities Purchase Agreement (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

b.	To accept an Offer, in whole or in part, such Buyer must deliver a written notice to Holdings prior to the end of the 10th Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by Holdings to the extent its deems reasonably necessary, which process shall be repeated until the Buyers shall have had the opportunity to subscribe for any remaining Undersubscription Amount.

c.	Holdings shall have 10 Business Days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to Holdings than those set forth in the Offer Notice.

d.	In the event Holdings shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(J)(2)(c) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(J)(2)(c) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities Holdings actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(J)(2)(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, Holdings may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(J)(2)(c) above.

e.	Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from Holdings, and Holdings shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(J)(2)(c) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by Holdings and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

f.	Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(J)(2)(c) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in the Securities Purchase Agreement.
     K. Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Shares and Warrant Shares and none of the Warrants is outstanding (the “Reporting Period”), Holdings shall use every reasonable effort to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and Holdings shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.
     L. OTC Bulletin Board. Holdings shall use best efforts to cooperate in Rodman & Renshaw, LLC’s application to cause the Common Stock to become designated for quotation on the Principal Market as soon as practicable following the Closing Date and thereafter to comply with the rules of the Principal Market. If the Common Stock is not designated for quotation on the Principal Market by the 10th Business Day after the earlier to occur of the Effective Date (as defined in the Registration Rights Agreement) or the applicable Effectiveness Deadline (such date, the “OTC Deadline”), then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), Holdings shall pay to each Investor (as such term is defined in the Registration Rights Agreement) an amount in cash equal to (i) 1.0% of the aggregate Purchase Price of such Investor’s Shares on the day of the OTC Deadline and (ii) 2.0% of the aggregate Purchase Price of such Investor’s Shares on every 30th day after the day of the OTC Deadline (prorated for periods totaling less than 30 days) until the Common Stock is designated for quotation on the Principal Market. The payments to which an Investor shall be entitled pursuant to this Section 4L are referred to herein as “OTC Delay Payments”. OTC Delay Payments shall be paid on the earlier of (x) the dates set forth above and (y) the third Business Day after the first day that the Common Stock is designated for quotation on the Principal Market. In the event Holdings fails to make OTC Delay Payments in a timely manner, such OTC Delay Payments shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Notwithstanding anything herein or in the Registration Rights Agreement to the contrary, (i) no OTC Delay Payments shall be due and payable with respect to the Warrants or the Warrant Shares and (ii) in no event shall the aggregate amount of OTC Delay Payments payable to any Investor, together with any Registration Delay Payments payable to such Investor, in each case solely as to which the encurance thereof is outside of the control of Holdings, exceed, in the aggregate 10% of the aggregate Purchase Price of such Investor’s Shares.

IN WITNESS WHEREOF, Global Employment Holdings, Inc. has executed this Joinder Agreement on the date first written above.

GLOBAL EMPLOYMENT HOLDINGS, INC.

By:	/s/ HOWARD BRILL

Name: Howard Brill
Title: President and Chief Executive Officer